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                         Amendment No. 6 to
              Eugene R. McGrath Employment Agreement

     WHEREAS, Eugene R. McGrath (the "Employee") and Consolidated
Edison Company of New York, Inc. (the "Company") entered into an
Employment Agreement effective September 1, l990 (the
"Agreement");

     WHEREAS, the parties to the Agreement desire to amend the Agreement to increase the basic salary payable to the Employee;
and

     WHEREAS, paragraph 12 of the Agreement provides that the Agreement may be amended from time to time by a written instrument executed by the Company and the Employee;

     NOW, THEREFORE, in consideration of the foregoing the parties hereto agree as follows:

     1. The Agreement is amended, effective September 1, l995, to increase the Employee's basic salary set forth in clause (i) of paragraph 3(a) of the Agreement from $615,000 per annum to
$675,000   per annum, subject to all the terms and conditions set
forth in the Agreement relating to the basic salary.

     2. In all other respects, the Agreement remains in full force and effect as amended hereby.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its Corporate seal to be affixed hereto, and the Employee has hereto set his hand the day and year set forth below.

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                             By: CHARLES F. SOUTAR
                                 Executive Vice President

                 EUGENE R. MCGRATH

Dated:  August 22, 1995

Attest:
Approved by the Board of Trustees
the 22nd day of August, 1995.

ARCHIE M. BANKSTON
Secretary